EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------




We consent to the inclusion in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, of First Leesport Bancorp, Inc., filed on or about this date, of our report dated January 22, 1999, relating to the consolidated financial statements of merchants of Shenandoah-Ban-Corp, Inc. and subsidiary for the year ended December 31, 1998, which report is included in the annual Report on Form 10-K of First Leesport Bancorp, Inc., for the year ended December 31, 2000


/s/ Stokes and Hinds, LLC





Pittsburgh, Pennsylvania
November 1, 2001